                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)  May 31, 1996
                                                          ------------


                       United States Filter Corporation
                       --------------------------------
            (Exact name of registrant as specified in its charter)



      Delaware                       1-10728                      33-0266015
- -------------------                -----------                 -----------------
(State of other juris-             (Commission                  (IRS Employer
diction of incorporation        File Number)                 Identification No.)


               40-004 Cook Street, Palm Desert, California 92211
               -------------------------------------------------
              (Address of principal executive offices)   zip code


      Registrant's telephone number, including area code  (619) 340-0098
                                                          ---------------

ITEM 2.   Acquisition of Stock

     On May 31, 1996 United States Filter Corporation ("USF"), through a wholly-owned subsidiary, U.S. Filter/Zimpro Acquisition Corp. ("Acquisition"), completed the acquisition of all of the outstanding capital stock of Zimpro Environmental, Inc. ("Zimpro") from Landegger Environmental Holdings, Inc. ("LEH"), John Hancock Capital Growth Fund II Limited Partnership ("Fund II"), John Hancock Capital Growth Fund III Limited Partnership ("Fund III"), Carl C. Landegger, Trustee for the 1990 Family Trust (the "Trust"), and Black Clawson Company ("Black Clawson") pursuant to an Agreement and Plan of Merger dated April 15, 1996 (the "Agreement"). Black Clawson and the Trust owned all of the outstanding capital stock of LEH.

     Pursuant to the Agreement, Acquisition merged into Zimpro (the "Merger"), with Zimpro being the surviving corporation (the "Surviving Corporation"). The Merger is intended to be a reorganization within Section 368(a)(1)(A) of the U.S. Internal Revenue Code and accounted for as a pooling of interests for financial accounting purposes. Pursuant to the Merger, 30,000 issued and outstanding shares of Zimpro Common Stock, US$0.01 par value per share, were canceled and the holders thereof received one share of USF Common Stock, US$0.01 par value per share, for each share of Zimpro Common Stock multiplied by the Exchange Ratio (defined below), and 20,000 issued and outstanding share of Zimpro Series A Preferred Stock, US$1.00 par value per share, were canceled and Fund II and Fund III received one share of USF Common Stock for each share of
Zimpro Series A Preferred Stock multiplied by the Exchange Ratio.   Pursuant to
a formula provided in the Agreement, the "Exchange Ratio" was determined to be equal to 11.70152762.

     The shares USF Common Stock issued as the Merger Consideration were issued to the selling stockholders pursuant to an exemption from registration promulgated by the U.S. Securities and Exchange Commission as Rule 144. USF agreed to register the Merger Consideration in certain circumstances and the parties agreed to other restrictions relating to the Merger Consideration pursuant to a Transfer and Registration Agreement that was executed by the parties at the closing.

     The Merger was immediately followed by the liquidation of LEH. LEH assigned to the Trust and Black Clawson its rights to receive its proportionate share of USF Common Stock issued as part of the Merger Consideration. Pursuant to the Agreement, USF issued a total of 585,074 shares USF Common Stock as Merger Consideration allocated among the selling parties as follows: Black Clawson - 152,012 shares; Fund II - 17,645 shares; Fund III - 216,384 shares; and the Trust - 199,033 shares.

     In repayment of indebtedness in the amount of US$4,334,848.33 owed by Zimpro to Fund II and Fund III, the Surviving Corporation delivered (i) US$1.0 million in cash and (ii) 114,994 shares of USF Common Stock as follows:
Fund II

- - US$75,378 in cash and 8,668 shares of USF Common Stock; and Fund III - US$924,622 in cash and 106,326 shares of USF Common Stock. USF agreed to register the USF Common Stock issued in connection with such debt repayment with the U.S. Securities and Exchange Commission by October 6, 1996.

     Zimpro, based in Rothschild, Wisconsin, is a leading manufacturer of wastewater treatment equipment in the United States with significant proprietary technologies in wet air oxidation, landfill leachate treatment systems, groundwater remediation, filtration and sludge treatment systems.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

          Report of Independent Auditors;

          Consolidated Balance Sheets as of December 31, 1995 and 1994;

          Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993;

          Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995, 1994 and 1993;

          Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993; and

          Notes to Consolidated Financial Statements.

          (B)  PRO FORMA FINANCIAL INFORMATION:

          Pro Forma combined balance sheet, statements of operations and notes thereto.

          (C)  EXHIBITS

          1.0 Agreement and Plan of Merger, dated as of April 15, 1996, among United States Filter Corporation, U.S. Filter/Zimpro Acquisition Corp., Landegger Environmental Holdings, Inc., John Hancock Capital Growth Fund II Limited Partnership, John Hancock Capital Growth Fund III Limited Partnership, Carl C. Landegger, Trustee and Black Clawson Company

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             UNITED STATES FILTER CORPORATION



                                             By: /s/ Kevin L. Spence
                                                 -------------------
                                                 Kevin L. Spence
                                                 Vice President

Date:  June 13, 1996

ITEM 7(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:




                              CONSOLIDATED FINANCIAL STATEMENTS

                                   ZIMPRO ENVIRONMENTAL INC.

                        YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                           Zimpro Environmental Inc.

                       Consolidated Financial Statements


                 Years ended December 31, 1995, 1994 and 1993

                                    CONTENTS
Report of Independent Auditors.......................................... 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets............................................. 3
Consolidated Statements of Operations................................... 5
Consolidated Statement of Shareholders' Equity (Deficit)................ 6
Consolidated Statements of Cash Flows................................... 7
Notes to Consolidated Financial Statements.............................. 8

                         Report of Independent Auditors


Board of Directors and Shareholders
Zimpro Environmental Inc.

We have audited the accompanying consolidated balance sheets of Zimpro Environmental Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. 'ur responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zimpro Environmental Inc. as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company has an accumulated retained earnings deficit as the result of operating losses and a net working capital deficiency which raise substantial doubt about its ability to continue as a going concern without obtaining additional capital. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, in 1995 the Company adopted FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of".

                                                              ERNST & YOUNG LLP

February 8, 1996, except for Notes 4 and 10, as to which the date is May 10, 1996

                           Zimpro Environmental Inc.

                          Consolidated Balance Sheets

                                                                         DECEMBER 31
                                                                     1995          1994
                                                                  ------------------------
                                                                       (In Thousands)
ASSETS
Current assets:
 Cash and cash equivalents                                         $   140      $   115
 Accounts receivable, including retentions of $566,000
  in 1995 and $1,779,000 in 1994, less allowances of
  $431,000 in 1995 and $236,000 in 1994                              6,008        9,744
 Revenues recognized in excess of billings on
  uncompleted contracts                                                898          695
 Inventories:
  Work in process                                                    1,372        1,356
  Raw materials                                                        384          487
                                                                  ------------------------
                                                                     1,756        1,843
 Income tax receivable                                                  31           27
 Deferred tax asset                                                     --          630
 Other current assets                                                  218          360
                                                                  ------------------------
Total current assets                                                 9,051       13,414

Property, plant and equipment:
 Land                                                                  200          200
 Building and improvements                                           1,748        1,646
 Machinery and equipment                                             4,670        6,236
                                                                  ------------------------
                                                                     6,618        8,082
 Less accumulated depreciation and amortization                      3,012        3,276
                                                                  ------------------------
                                                                     3,606        4,806
Other noncurrent assets:
  Patents, less accumulated amortization $3,227,000 in 1994            908        4,236
Other                                                                    3            3
                                                                  ------------------------
                                                                       911        4,239
                                                                  ------------------------
Total assets                                                       $13,568      $22,459
                                                                  ========================

                                                                                      DECEMBER 31
                                                                                  1995           1994
                                                                               --------------------------
                                                                                     (In Thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable, including subcontractor retentions
   payable of $234,000 in 1995 and $449,000 in 1994                             $ 2,361        $ 4,474
  Recognized costs in excess of actual contract costs                             1,516          1,874
  Income taxes payable                                                               --             41
  Other accrued contract costs                                                    2,294          2,618
  Other current liabilities                                                       1,308          1,066
  Current portion of debt obligations                                             6,363          2,054
  Current portion of other long-term obligations                                    514            116
                                                                               --------------------------
Total current liabilities                                                        14,356         12,243

Debt obligations, less current portion                                               --          4,663

Reserves and other long-term obligations, less current portion                    1,702          1,151

Shareholders' equity (deficit):
  Convertible Preferred Stock, par value $1.00 per share:
   Authorized shares - 20,000
   Issued and outstanding shares - 20,000                                            20             20
  Common Stock, par value $.01 per share:
   Authorized shares - 50,000
   Issued and outstanding shares - 30,000                                            --             --
  Additional paid-in capital                                                      3,980          3,980
  Retained earnings                                                              (6,490)           402
                                                                               --------------------------
Total shareholders' equity (deficit)                                             (2,490)         4,402

                                                                               --------------------------
Total liabilities and shareholders' equity (deficit)                            $13,568        $22,459
                                                                               ==========================

See accompanying notes.

                           Zimpro Environmental Inc.

                     Consolidated Statements of Operations

                                                                 YEAR ENDED DECEMBER 31
                                                            1995          1994         1993
                                                      -----------------------------------------
                                                      (In Thousands, except for per share data)

Net sales                                                 $28,877       $31,678      $29,470
Production costs                                           17,221        18,902       18,424
                                                      -----------------------------------------
Production margin                                          11,656        12,776       11,046

Other costs of sales                                        4,575         2,767        2,959
                                                      -----------------------------------------
Gross margin                                                7,081        10,009        8,087

Selling, general and administrative:
  Marketing                                                 2,990         3,331        3,930
  Administrative                                            5,007         4,291        4,838
  Expense for impairment of assets                          3,193            --           --
  Research and development                                    658           946        1,006
  Membrane operations expenses                                433           415           --
                                                      -----------------------------------------
                                                           12,281         8,983        9,774
                                                      -----------------------------------------
(Loss) income from operations                              (5,200)        1,026       (1,687)

Other income (expense):
  Interest income                                              18            10           69
  Interest expense                                           (851)         (795)        (715)
  Other                                                       (53)           15           24
                                                      -----------------------------------------
                                                             (886)         (770)        (622)
                                                      -----------------------------------------
(Loss) income before income taxes                          (6,086)          256       (2,309)
Income tax (benefit)                                          646          (204)        (796)
                                                      -----------------------------------------
Net income (loss)                                        $ (6,732)      $   460     $ (1,513)
                                                      =========================================

Net (loss) income per share                              $   (230)      $    10     $    (56)


See accompanying notes.

                           Zimpro Environmental Inc.

           Consolidated Statement of Shareholders' Equity (Deficit)

                                     CONVERTIBLE
                                   PREFERRED STOCK           COMMON STOCK           ADDITIONAL       RETAINED
                                ----------------------------------------------
                                     NUMBER                NUMBER OF                 PAID-IN         EARNINGS
                                   OF SHARES    AMOUNT      SHARES     AMOUNT        CAPITAL         (DEFICIT)   TOTAL
                                -------------------------------------------------------------------------------------------
                                                                   (Dollars in Thousands)
Balance at December 31, 1992        20,000       $20        30,000      $ -           $3,980         $ 1,775     $ 5,775
 Net loss for the year                   -         -             -        -                -          (1,513)     (1,513)
 Dividends on Preferred Stock            -         -             -        -                -            (160)       (160)
                                -------------------------------------------------------------------------------------------
Balance at December 31, 1993        20,000        20        30,000        -            3,980             102       4,102
 Net income for the year                 -         -             -        -                -             460         460
 Dividends on Preferred Stock            -         -             -        -                -            (160)        160
                                -------------------------------------------------------------------------------------------
Balance at December 31, 1994        20,000        20        30,000        -            3,980             402       4,402
 Net loss for the year                   -         -             -        -                -          (6,732)     (6,732)
 Dividends on Preferred Stock            -         -             -        -                -            (160)       (160)
                                -------------------------------------------------------------------------------------------
Balance at December 31, 1995        20,000       $20        30,000      $ -           $3,980         $(6,490)    $(2,490)
                                ===========================================================================================

See accompanying notes.

                           Zimpro Environmental Inc.

                     Consolidated Statements of Cash Flows

                                                                                     YEAR ENDED DECEMBER 31
                                                                               1995           1994           1993
                                                                      ----------------------------------------------
                                                                                         (In Thousands)
OPERATING ACTIVITIES
Net (loss) income                                                           $(6,732)       $   460        $(1,513)
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
   Depreciation and amortization of property, plant                           1,002            965            824
    and equipment
   Amortization of intangibles                                                  679            809            764
   Impairment expense                                                         3,193             --             --
   Provision for deferred income taxes                                          630           (234)          (939)
   Changes in operating assets and liabilities:
     Accounts receivable                                                      3,736         (1,343)        (3,510)
     Inventories                                                                 87           (240)           (96)
     Other current assets                                                       138            174           (271)
     Accounts payable                                                        (2,113)        (1,735)         3,368
     Income taxes payable                                                       (41)            41             --
     Other current liabilities                                                  316            413            242
     Net costs and estimated earnings on
      uncompleted contracts                                                    (561)           800           (550)
     Noncurrent assets and liabilities                                          551            317           (189)
                                                                      ----------------------------------------------
Net cash provided by (used in) operating activities                             885            427         (1,870)

Investing activities
Purchases of property, plant and equipment                                     (346)          (524)          (283)
Purchase of Ultrox assets                                                        --           (453)          (625)
                                                                       ----------------------------------------------
Net cash used in investing activities                                          (346)          (977)          (908)

FINANCING ACTIVITIES
Net (payments)/proceeds on debt obligations                                    (354)           739           (217)
Dividends                                                                      (160)          (160)          (160)
                                                                       ----------------------------------------------
Net cash (used in) provided by financing activities                            (514)           579           (377)
                                                                       ----------------------------------------------

Increase (decrease) in cash and cash equivalents                                 25             29         (3,155)
Cash and cash equivalents at beginning of year                                  115             86          3,241
                                                                       ----------------------------------------------
Cash and cash equivalents at end of year                                    $   140        $   115       $     86
                                                                       ==============================================

See accompanying notes.

                           Zimpro Environmental Inc.
                  Notes to Consolidated Financial Statements
                               December 31, 1995

1. CONTINUED EXISTENCE AND MANAGEMENTS PLAN

During 1995, the Company incurred a net loss of $6,732,000 creating an accumulated retained earnings deficit of $2,490,000. Additionally, it has a negative working capital position of $5,305,000 at December 31, 1995. Additional capital will be necessary to enable the Company to continue its operations.

The Company is pursuing several options to address its ability to meet its financial obligations including renegotiation of its line of credit facility with its bank and its note payable arrangement with the debt holder. Additionally, management is investigating possible transactional agreements or arrangements with other companies in similar businesses that would provide increased revenue potential and cash flow to fund the Companys cash flow needs. Management believes that these efforts will be successful in providing adequate funds for the cash flow requirements of the Company through December 31, 1996. However, there can be no assurance that the Companys initiatives will occur as anticipated by management. These factors, among others, raise substantial doubt about the Companys ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result if the Company is unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITIES

Zimpro Environmental Inc. (the Company) engineers, designs and supplies water, wastewater and sludge treatment systems and equipment worldwide. In addition, the CompanyOs wholly-owned subsidiary, Enviroscan Corp. (Enviroscan), provides analytical testing, environmental services and substance identification services. The systems and equipment are sold directly to municipalities and industry or are sold to those customers through primary or secondary construction contractors. Treatment processes by wet air oxidation, advanced oxidation, powdered activated carbon, rapid-sand filtration and incineration and equipment for separation, dewatering, pumping and screening are marketed for wastewater treatment, sludge disposal, water reclamation and energy generation. Generally, the work is performed under various fixed-price contracts with the duration of the contracts typically six months to two years.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Companys wholly-owned subsidiary after elimination of significant intercompany accounts and transactions.

LONG-TERM CONTRACTS

The percentage-of-completion method of accounting is used for recognizing revenue and costs on long-term construction contracts. The percentage-of-completion revenues and costs for each contract are recognized based on engineering estimates (benchmarks) of contract work performed to date. These benchmarks, which serve to measure effort expended, vary according to contract type. Revenues and costs are recognized on a proErata basis as work progresses toward completion of each benchmark. Accounts receivable are recorded based upon billings which are made in accordance with contract terms as work progresses. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Changes in job performance, job conditions, or estimated profitability may result in revisions to estimated costs and revenues which are recognized, to the extent of the percentage of completion of the contract, in the period in which such changes occur. At contract inception, the Company includes estimated amounts for undefined costs, including product warranties, to be incurred on certain contracts in determining total estimated contract costs at completion for such contracts; such amounts, to the extent that originally undefined costs are not incurred or expected to be incurred, are credited to income as work progresses or at project completion.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued )

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Actual contract costs in excess of or less than recognized costs on uncompleted contracts represents the net amount of all contracts by which actual costs are more than or less than, respectively, the percentage-of-completion costs on individual contracts. Billings in excess of or less than revenues recognized on uncompleted contracts represents the net amount of all contracts by which billings exceed or are less than, respectively, revenue recognized. These amounts arise due to the fact that the Company utilizes predetermined benchmarks in determining percentage of completion rather than actual costs incurred.

INVENTORIES

Inventories are stated at the lower of average cost or net realizable value.

INTANGIBLES

Patents and licenses, recorded at the lower of cost or appraised value, are being amortized on the straight line basis over their estimated useful lives.

During 1995, the Company extended each of its patents useful lives. An amendment to section 154 of the patent law supports this extension from 17 years to the greater of 17 years from the start of the patent or 20 years from the filing date of the patent. The net impact was a decrease of amortization expense in 1995 of $123,913.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost with the cost of plant and equipment charged to operations over the estimated useful lives of the respective assets, primarily using the straight line method for financial reporting purposes and accelerated methods for income tax purposes.

During 1995, the Company reassessed certain fixed assets estimated useful lives. As a result, the lives of specific equipment were increased to match managements expectations which had the impact of decreasing 1995 depreciation expense by $174,914.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued )

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management has determined that the assets of the Company have been impaired as a result of the lack of growth in sales over recent years and declining profit margins on new orders. In accordance with FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, the Company evaluated the ongoing value of the patents and certain equipment. Based upon this evaluation, the Company determined that patents with a carrying value of $3,556,000 were impaired and wrote them down by $2,648,000 to their fair value. Fair value was determined by applying a royalty rate of 4% (which is standard for the Companys industry) to projected sales from projects covered by the patents, discounted by a market rate of interest. The Company also determined that equipment with a carrying value of $768,461 was impaired and wrote it down by $688,910 to its fair value. Fair value of the equipment was determined by comparison to outside market value.

CASH AND CASH EQUIVALENTS

For financial reporting purposes, the Company considers all short-term investments, with remaining maturities of three months or less at the time of purchase, as cash equivalents.

INCOME TAXES

The Company accounts for income taxes under the liability method. Deferred income taxes are provided for differences between recorded book values and the corresponding tax basis of assets and liabilities that will result in taxable or deductible amounts in future years if the assets are recovered and the liabilities are settled at their reported amounts. Major items for which deferred income taxes have been provided include (1) the recognition of income on the percentage-of-completion method using a benchmark approach for financial reporting purposes and actual costs incurred for tax reporting purposes, (2) the inclusion of accrued sales commissions in the percentage-of-completion method for financial reporting and expensing for tax reporting purposes on an accrual basis, (3)Ethe use of the straight-line method of depreciation for financial purposes and accelerated methods for income tax purposes, and (4) the immediate recognition of asset impairment related expenses for financial reporting purposes.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)
2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Amounts in the prior years' financial statements are reclassified to conform to the December 31, 1995 presentation.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

A summary of costs, estimated earnings and billings on uncompleted contracts is as follows:

                                                              DECEMBER 31
                                                            1995       1994
                                                       -----------------------
                                                            (In Thousands)
Costs incurred on uncompleted contracts                   $12,685    $19,624
Estimated earnings                                          4,946      7,440
                                                       -----------------------
                                                           17,631     27,064
                                                       -----------------------
Less billings to date                                     (18,249)   (28,243)
                                                       -----------------------
                                                          $  (618)   $(1,179)
                                                       =======================

Costs and estimated earnings on uncompleted contracts presented in the consolidated balance sheets are comprised of the following:

                                                            1995       1994
                                                       -----------------------
                                                            (In Thousands)
Actual long-term contract costs                           $   420    $   317
Recognized long-term contract costs                        (1,936)    (2,191)
                                                       -----------------------
RECOGNIZED COSTS IN EXCESS OF ACTUAL CONTRACT COSTS        (1,516)    (1,874)

Revenues recognized in excess of
 billings on uncompleted contracts                          2,338      2,000
Billings in excess of revenues
 recognized on uncompleted contracts                        1,440      1,305
                                                       -----------------------
REVENUES RECOGNIZED IN EXCESS OF BILLINGS ON
 UNCOMPLETED CONTRACTS                                        898        695
                                                       -----------------------
                                                          $  (618)   $(1,179)
                                                       =======================

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)
3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (CONTINUED)

Total contract backlog (unaudited), including amounts based on signed letters of intent, was $19 million and $16 million at December 31, 1995 and 1994, respectively.

4. FINANCING ARRANGEMENTS

Debt obligations consisted of the following:

                                                               1995      1994
                                                             ------------------
                                                               (In Thousands)
Note payable with $250,000 principal due April 25, 1996,
 interest payable monthly at the rate of 10%                 $   250   $   750
Note payable with installments of $2,500,000 in 1996,
 $1,250,000 in 1997 and $510,000 in 1998, plus interest
 at 14%                                                        4,260     4,260
Note payable (under line of credit) with principal due
 April 30, 1996, interest payable monthly at 1% over
 the prime rate                                                1,850     1,700
Other                                                              3         7
                                                            --------------------
                                                               6,363     6,717
Less current portion                                          (6,363)   (2,054)
                                                            --------------------
                                                             $     -   $ 4,663
                                                            ====================

Under the various debt obligations, the Company has certain financial covenants. Borrowings under certain of the agreements are collateralized by substantially all of the assets of the Company. The Company has also determined that the carrying value of the notes payable approximates fair market value.

The Company leases warehouse and sales office facilities as well as certain other business and office equipment which are accounted for as operating leases. Total rent expense, including leases with an initial term of less than one year, was $350,000 in 1995, $401,000 in 1994 and $381,000 in 1993.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)
4. FINANCING ARRANGEMENTS (CONTINUED)

Maturities of long-term debt and future minimum payments under non-cancelable operating leases for years ending after December 31, 1995 are summarized below (in thousands):

                                                       LONG-TERM   OPERATING
                                                         DEBT       LEASES
   1996                                                 $3,203       $146
   1997                                                  2,650         93
   1998                                                    510         31
                                                      ----------------------
   Total                                                $6,363       $270
                                                      ======================

At December 31, 1995, the Company has available under a line of credit, which expires on April 30, 1996, the ability to borrow up to $6 million at an interest rate of 1% over the prime rate. As of December 31, 1995, the Company had utilized the line to borrow $1,850,000 and also issued eleven irrevocable letters of credit that total $1,327,000. The letters relate to various obligations and expire through April 30, 1998.

As noted in the debt maturity table above, schedule payments on certain of the notes payable are in fiscal 1997 and 1998. Currently, the Company has extended the line of credit agreement only through June 1996. Whereas in prior years, the Company classified a portion of the line of credit as long-term due to its intent and ability to refinance the obligation beyond one year, as a result of the uncertainty regarding the Company's ability to extend the line of credit agreement beyond June 1996, the entire balance of this obligation has been classified as current on the consolidated balance sheet. Similarly, as a result of negotiations with the holder of the remaining notes payable, the Company has obtained an agreement not to require payment until the re-scheduled dates noted in the debt maturity table, although such concessions are subject to change in June 1996 at the discretion of the note holder. The note payable balances are, therefore, all classified as current in the consolidated balance sheet.

Interest paid was $851,000, $784,000 and $735,000 during the years ended December 31, 1995, 1994 and 1993, respectively.

                           Zimpro Environmental Inc.
             Notes to Consolidted Financial Statements (continued)
5. INCOME TAXES

Components of income tax (benefit) expense are as follows:

                                            1995       1994      1993
                                        ---------------------------------
                                                 (In Thousands)
Current:
 Federal                                   $   (2)    $ (23)    $ 106
 State                                         18        33        18
 Foreign                                        -        20        19
                                        ---------------------------------
                                               16        30       143
Deferred:
 Federal                                    1,035      (216)     (805)
 State                                       (405)      (18)     (134)
                                        ---------------------------------
                                              630      (234)     (939)
                                        ---------------------------------
                                           $  646     $(204)    $(796)
                                        =================================

Components of deferred income taxes are
 as follows:

                                             1995      1994      1993
                                        ---------------------------------
                                                 (In Thousands)
  Total deferred tax liabilities          $(1,097)  $(2,253)  $(3,052)
  Total deferred tax assets                 2,845     2,012     2,288
  Tax effect of net operating loss
   carryforwards                            1,083       621     1,397

  Foreign tax credit carryforward             225       250       230
  Valuation allowance                      (3,056)        -      (467)
                                        ---------------------------------
  Net deferred tax asset                  $     -   $   630   $   396
                                        =================================

The Company has a net operating loss (NOL) carryforward of $2,905,000 and a foreign tax credit carryforward of $225,000 for federal income tax purposes at December 31, 1995. The NOL carryforward is available to the year 2009 and the foreign tax credit carryforward is available to the year 1999 to reduce taxable income and income taxes, respectively. For financial reporting purposes, a valuation allowance of $3,056,000 and $467,000 was recognized in 1995 and 1993, respectively, to reduce the deferred income tax asset relating to the NOL. No valuation allowance was recognized in 1994.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)

6. PENSION PLAN

The Zimpro Environmental, Inc. Retirement Plan was terminated effective November 30, 1994. Net assets of the plan were allocated, as prescribed by ERISA and its related regulations. Total benefits paid to or on the behalf of participants was $1,175,178 during 1995. Pension expense for the year ended December 31, 1993 was $480,000. The Company recognized a pension benefit of $270,000 in the year ended December 31, 1995 with no pension expense recorded on the year ended December 31, 1994.

The Company has a defined contribution profit sharing plan. Substantially all employees are eligible to participate in the plan. Participants can contribute up to 15% of their annual compensation to the plan, subject to certain limitations.

7. SHAREHOLDERS' EQUITY

Of the 50,000 Common shares authorized, 20,000 shares are reserved for exercise of the right of conversion on the Convertible Preferred Stock. Each Series A Preferred share is subject to conversion at or after the effective date of a public offering into one (1) share of Common Stock with certain other limitations and/or requirements.

The Preferred shares are subject to an annual dividend of eight dollars ($8.00) per share for each calendar year of the Company. Dividends declared and paid totaled $160,000 in 1995, 1994 and 1993. The fourth quarter dividend of $40,000 was declared and paid in the first quarter of 1996.

At any time subsequent to October 15, 1995, any holder of shares of the Series A Convertible Preferred Stock shall have the right (the OPut RightO) to require the Company to repurchase the shares at a price based upon net income for the four quarters immediately preceding the date on which the Put Right is exercised. The Put Right becomes available only if the Company has not previously effected a public offering of its Common Stock, subject to certain terms and conditions.

                           Zimpro Environmental Inc.
            Notes to Consolidated Financial Statements (continued)

8. ROYALTIES

The Company, under terms of the purchase agreement entered into at the inception of its current capitalized structure, is required to pay royalties to the seller through October 25, 2000. The royalty payments are determined based on a varying percentage of revenue exceeding a base of $35,000,000. No royalty costs have been paid under this agreement during the three year period ended December 31, 1995.

9. ACQUISITION

On October 28, 1993, Zimpro Environmental Inc. acquired, through an asset purchase transaction, substantially all of the assets of Ultrox International. As part of the purchase agreement, the Company is required to pay the seller royalties (4%) on sales generated on unpatented technology for a seven year period and patented technology for the patent lives. Royalty expense under this agreement was approximately $2,000 in 1995 and $78,000 in 1994. Also, as required, Ultrox International reimbursed the Company for 75% of the general and administrative expenses of the office maintained in California for a period of one year ended October 27, 1994. General and administrative expenses were recorded net of reimbursed amounts. Reimbursements totaled $514,000 in 1994 and $109,000 in 1993.

10. SUBSEQUENT EVENT

In May 1996, the Company entered into an Agreement and Plan of Merger (the Agreement) with United States Filter Corporation (U.S. Filter). Under terms of the Agreement, the Companys shareholder will exchange their shares of Zimpro Environmental Inc. for a to be determined number of shares of U.S. Filters common stock representing approximately $17 million in market value. The transaction will be accounted for under the pooling of interests method.

                  ITEM 7(B) PRO FORMA FINANCIAL INFORMATION:

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined financial data present the Pro Forma Combined Balance Sheet as of March 31, 1996, giving effect to the acquisition of Zimpro Environmental, Inc. (Zimpro) as if it had been consummated on that date. Also presented are the Pro Forma Combined Statements of Operations for the fiscal years ended March 31, 1995 and 1996, after giving effect to the acquisition of Zimpro, which acquisition was consummated on May 31, 1996, as if it had been consummated as of the beginning of the respective periods presented. The Companys fiscal year ends March 31 and Zimpro's fiscal year ends on December 31. Pro forma data for the years ended March 31, 1995 and 1996 combine the results of the Company with the results of Zimpro for the years ended December 31, 1994 and 1995, respectively.

     The pro forma data is based on the historical combined statements of the Company and Zimpro giving effect to the acquisition under the pooling of interests method of accounting and the assumptions and adjustments outlined in the accompanying Note to Pro Forma Combined Financial Information.

     The pro forma adjustments set forth in the following unaudited pro forma combined financial data are estimates and may differ from the actual adjustments when they become known.

     The following unaudited pro forma combined financial data does not reflect certain cost savings that management believes may be realized following the acquisition. These savings are expected to be realized primarily through rationalization of operations and implementation of strict cost controls and standardized operating procedures. Additionally, the Company believes the acquisition will enable it to continue to achieve economies of scale, such as enhanced purchasing power and increased asset utilization. No assurances can be made as to the amount of cost savings, if any, that actually will be realized.

     The pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisition of Zimpro had been consummated on the dates indicated or that may be obtained in the future. The pro forma combined financial data should be read in conjunction with the notes thereto and the audited consolidated financial statements of Zimpro and the notes thereto included elsewhere herein, and the audited consolidated financial statements of the Company and the notes thereto filed in the Companys Annual Report on Form 10-K for the year ended March 31, 1995.

                                                              PRO FORMA COMBINED BALANCE SHEET
                                                                (unaudited)
                                                                            March 31, 1996
                                                  ----------------------------------------------------------------------------------
                                                                                                        Pro Forma
                                                                               -----------------------------------------------------
                                                                                Adjustments
                                                                                  Increase     Adjustments
                                                                Historical       (Decrease)    Reference                   Combined
                                                  -------------------------     ----------------------------------------------------
                                                    Company       Zimpro
                                                  ------------  -----------
Current assets:

Cash                                                   $16,545        $140       ($1,000)         b                         $15,685
   Short-term
investments                                                 65       -                                                          $65
   Accounts receivable,
net                                                    177,658       6,008                                                  183,666
   Cost and estimated earnings in excess
      of billings on uncompleted
contracts                                               31,258         898                                                   32,156
   Inventories                                          55,755       1,756                                                   57,511
   Prepaid expenses                                      7,230       -                                                        7,230
   Deferred
taxes                                                    3,577       -                                                        3,577
   Other current assets                                  9,139         249                                                    9,388
                                                  ------------  -----------                                    --------------------
       Total current assets                            301,227       9,051                                                  309,278
                                                  ------------  -----------                                    --------------------
Property, plant and equipment,
net                                                    156,025       3,606                                                  159,631
Investment in leasehold
interest, net                                           27,688       -                                                       27,688
Cost in excess of net assets of
     businesses acquired, net                          271,891       -                                                      271,891
Other assets                                            32,180         911                                                   33,091
                                                  ------------  -----------                                    --------------------
                                                      $789,011     $13,568                                                 $801,579
                                                  ============  ===========                                    ====================
       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $77,761      $2,361                                                  $80,122
   Accrued liabilities                                  84,097       2,294                                                   86,391
   Current portion of long-term
debt                                                     1,394       6,877        (4,260)         b                           4,011
   Billings in excess of costs and
estimated
      earnings on uncompleted contracts                 13,338       1,516                                                   14,854
   Other current liabilities                            21,380       1,308                                                   22,688
                                                  ------------  -----------                                    --------------------
      Total current liabilities                        197,970      14,356                                                  208,066
                                                  ------------  -----------                                    --------------------

Long-term debt, excluding
current portion                                          8,286       -                                                        8,286
Convertible subordinated
debentures                                             200,000       -                                                      200,000
Notes payable                                           30,413       -                                                       30,413
Deferred taxes                                           1,929                                                                1,929
Other
liabilities                                              9,078       1,702                                                   10,780
                                                 -------------  -----------                                    ---------------------
      Total liabilities                                447,676      16,058                                                  459,474
                                                 -------------  -----------                                    ---------------------

Shareholders' equity:
   Convertible preferred stock                            -             20           (20)        a                      -
   Common stock                                            281       -                 7       a, b                             288
   Additional paid-in capital                          337,856       3,980         3,273       a, b                         345,109
   Translation adjustment                                1,836       -                                                        1,836
   Retained earnings
    (accumulated deficit)                                1,362      (6,490)                                                  (5,128)
                                                    ----------  ----------                                           ---------------
   Total shareholders'  equity                         341,335      (2,490)                                                 342,105
                                                    ----------  ----------                                           ---------------
                                                      $789,011     $13,568                                                 $801,579
                                                    ==========  ==========                                           ===============

The accompanying notes are an integral part of these pro forma combined financial data.

                                                  Pro forma Combined Statement of Operations
                                                     (Unaudited)


                                                                                  Fiscal Year Ended March 31, 1995
                             -------------------------------------------------------------------------------------------------------
                                                                                           Pro Forma
                                                                       -------------------------------------------------------------
                                                                          Adjustments
                                          Historical                        Increase   Adjustments
                             --------------------------------------
                               Company            Zimpro                   (Decrease)  Reference                           Combined
                             --------------------------------------       -----------  ---------             -----------------------
                                                                       (in thousands, except per share data)
Revenues                           272,032                  31,678                                                          303,710

Cost of sales                      193,432                  21,669                                                          215,101

                             -------------        ----------------                                             --------------------
       Gross profit                 78,600                  10,009                                                           88,609

Selling, general and
   administrative expenses          64,015                   8,983                                                           72,998

                             -------------        ----------------                                             ---------------------
       Operating income             14,585                   1,026                                                           15,611

                             -------------        ----------------                                             ---------------------

Other income (expense):
       Interest expense             (5,384)                   (795)         595             b (i)                            (5,584)
       Other                         1,787                      25                                                            1,812
                             -------------        ----------------                                             ---------------------
                                    (3,597)                   (770)                                                          (3,772)
                             -------------        ----------------                                             ---------------------

       Income before income
       taxes                        10,988                     256                                                           11,839


Provision for income taxes           2,657                    (204)         390             b (ii)                            2,843

                             -------------        ----------------                                             ---------------------
       Net income                    8,331                     460                                                            8,996

                             =============        ================                                             =====================

       Net income per common         $0.51                                                                                    $0.53
       share

                             =============                                                                     =====================
Weighted average number of
   shares outstanding               15,026                                                                                   15,726

                             =============                                                                     =====================


The accompanying notes are an integral part of these pro forma combined financial data.

                                          Pro forma Combined Statement of Operations
                                           (Unaudited)


                                                                              Fiscal Year Ended March 31, 1996
                                          ------------------------------------------------------------------------------------------
                                                                                                 Pro Forma
                                                                           ---------------------------------------------------------
                                                                            Adjustments
                                                       Historical              Increase     Adjustments
                                          ------------------------------
                                             Company          Zimpro          (Decrease)     Reference                Combined
                                                                           ---------------  -----------          -------------------
                                                                                (in thousands, except per share data)
                                          -------------      -----------
Revenues                                      472,537             28,877                                                    501,414

Cost of sales                                 328,057             21,796                                                    349,853

                                          -----------        ------------                                     ----------------------
       Gross profit                           144,480              7,081                                                    151,561

Selling, general and
   administrative expenses                    109,525             12,281                                                    121,806

                                          -----------        ------------                                     ----------------------
       Operating income (loss)                 34,955             (5,200)                                                    29,755

                                          -----------        ------------                                     ----------------------
Other income (expense):
       Interest expense                       (12,546)              (851)       595            b (i)                        (12,802)
       Other                                    4,963                (35)                                                     4,928
                                          ------------       ------------                                     ----------------------
                                               (7,583)              (886)                                                    (7,874)
                                          ------------       ------------                                     ----------------------
        Income (loss) before income
       taxes                                   27,372             (6,086)                                                    21,881

Provision for income taxes                      7,082                646                                                      7,728

                                          -----------       ------------                                      ----------------------
       Net income (loss)                       20,290             (6,732)                                                    14,153

                                          ===========       =============                                     ======================


       Net income per common
       share                                    $0.81                                                                         $0.54

                                          ===========                                                         ======================
Weighted average number of
   shares outstanding                          24,309                                                                        25,009

                                          ===========                                                         ======================

The accompanying notes are an integral part of these pro forma combined financial data.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

     The pro forma combined balance sheet has been prepared to reflect the acquisition of all the outstanding capital stock of Zimpro in exchange for 585,074 shares of the Company's common stock. The transaction has been accounted for on a pooling of interests basis. Additionally, the Company repaid approximately $4,335,000 of Zimpro indebtedness outstanding at May 31, 1996 by delivery of 114,994 shares of the Companys common stock and $1.0 million in cash.

a. The pro forma combined balance sheet reflects the financial position of Zimpro at December 31, 1995 and has been adjusted to reflect the above as follows:

     (i) To record the equity adjustments required to reflect the acquisition of Zimpro on a pooling of interests basis; and

     (ii) To record the repayment of indebtedness of Zimpro ($4,260,000 outstanding at December 31, 1995) in exchange of 114,994 shares of Company common stock and $1.0 million.

b. For fiscal years ended March 31, 1995 and 1996, the historical results of operations of Zimpro reflect Zimpro's operations for the twelve months ended December 31, 1994 and 1995, respectively, and have been adjusted to reflect the above as follows:

     (i) To adjust interest expense related to the indebtedness repaid at the date of acquisition; and

     (ii) To adjust the provision for income taxes to reflect the combined results of operations.

ITEM 7(C) EXHIBIT 1.0